Biodel Appoints Ms. Arlene M. Morris to Its Board of Directors

DANBURY, Conn., May 18, 2015 (GLOBE NEWSWIRE) - Biodel Inc. (Nasdaq: BIOD) today announced the appointment of Ms. Arlene M. Morris to its board of directors.

Chairman of the Board, Dr. Ira Lieberman stated, “Arlene’s background and extensive experience in the pharmaceutical and biotechnology industries, coupled with her leadership and board experience will be a great complement to our existing board.”

Ms. Morris was recently the President and CEO of Syndax, a Boston based epigenetic company. Previously, she was the president, chief executive officer and member of the board of directors of Affymax, Inc. During her eight years at Affymax, Ms. Morris led the company through the development of OMONTYS peginesatide, a strategic collaboration with Takeda, an initial public offering, and several follow on offerings.

Prior to Affymax, Ms. Morris was the president and CEO of Clearview Projects, an advisory firm which counsels biopharmaceutical and biotechnology companies on strategic transactions. Before that, she was the senior vice president of business development at Coulter Pharmaceuticals, Inc., where she completed numerous transactions including a $1.0 billion merger between Corixa and Coulter. She was also the vice president of business development at Scios where she completed numerous transactions. Ms. Morris began her career at Johnson & Johnson as a sales representative, rising to vice president of business development.

Ms. Morris serves on the board of directors of Neovacs SA and the Medical University of South Carolina Foundation for Research and Development. She received her bachelor’s degree in biology from Carlow College.

“I am honored to join the board of Biodel. I am very excited about Biodel’s pipeline and look forward to working with the board and management team over the coming years,” said Ms. Morris.

“Arlene’s extensive leadership and operational experience will help guide us as we look to transition Biodel to a late-stage product development company over the next twelve to eighteen months,” added Dr. Errol De Souza, president and chief executive officer of Biodel.

About Biodel Inc.

Biodel Inc. is a specialty biopharmaceutical company focused on the development and commercialization of innovative treatments for diabetes that may be safer, more effective and more convenient for patients. More information about Biodel is available at www.biodel.com.

Safe-Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements about future activities related to the clinical development plans for Biodel's product candidates, potential timing, design and outcomes of clinical trials and Biodel's ability to develop and commercialize its product candidates. Forward-looking statements represent Biodel's management's judgment regarding future events. All statements, other than statements of historical facts, including statements regarding Biodel's strategy, future operations, future clinical trial results, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "projects," "should," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Biodel's forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, the progress, timing or success of Biodel's research and development and clinical programs for Biodel's product candidates; Biodel's ability to conduct the development work necessary to finalize the formulation and design of Biodel's auto-reconstitution glucagon rescue product candidate, as well as the preclinical studies, clinical trials and manufacturing activities necessary to support the filing of a new drug application, or NDA, to the U.S. Food and Drug Administration, or FDA, for that product candidate; Biodel's ability to engage a strategic partner in the further development of Biodel's prandial ultra-rapid-acting insulin formulations, including BIOD-531, which uses regular human insulin, or RHI, as the active pharmaceutical ingredient, and Biodel's insulin analog-based formulations; the success of Biodel's formulation development work to improve the stability of Biodel's newer ultra-rapid-acting insulin analog-based formulations while maintaining the pharmacokinetic and injection site toleration characteristics associated with earlier formulations; the results of Biodel's real-time stability programs for Biodel's RHI-, insulin analog- and glucagon-based product candidates, including the reproducibility of earlier, smaller scale, stability studies and Biodel's ability to accurately project long term stability on the basis of accelerated testing; Biodel's ability to accurately anticipate technical challenges that the company may face in the development of Biodel's ultra-rapid-acting RHI- and insulin analog-based product candidates or Biodel's glucagon rescue product candidates; Biodel's ability to secure approval by the FDA for Biodel's product candidates under Section 505(b)(2) of the Federal Food, Drug and Cosmetic Act; Biodel's ability to enter into collaboration arrangements for the commercialization of Biodel's product candidates and the success or failure of any such collaborations into which the company enters, or Biodel's ability to commercialize its product candidates on its own; Biodel's ability to enforce Biodel's patents for Biodel's product candidates and Biodel's ability to secure additional patents for Biodel's product candidates; and other factors identified in our most recent annual report on Form 10-K for the fiscal year ended September 30, 2014 and other subsequent filings with the Securities and Exchange Commission. The company disclaims any obligation to update any forward-looking statements as a result of events occurring after the date of this press release.

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